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                                                                    EXHIBIT 23.1



                                                               February 25, 1999

To Whom It May Concern:

        The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of February 25, 1999, on the Financial Statements of SACIO, INC., as of January 31, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,



/s/ BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant